UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 19, 2025
_________________________
GoHealth, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware		001-39390	85-0563805
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

222 W Merchandise Mart Plaza, Suite 1750			60654
Chicago,	Illinois
(Address of principal executive offices)			(Zip Code)
(312) 386-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GOCO	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On August 19, 2025, the Board of Directors (the “Board”) of GoHealth, Inc. (the “Company”) appointed Mark Weinsten as a Class II director of the Board, effective immediately. Mr. Weinsten currently serves as a managing director in BRG Corporate Finance where, among other services, he develops business plans and restructuring strategies; evaluates and negotiates strategic transactions; and implements revenue and liquidity improvement programs. Mr. Weinsten will serve with a term expiring at the Company’s annual meeting of stockholders to be held in 2028 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal.

Mr. Weinsten will be entitled to receive a monthly cash retainer of $25,000 for his service on the Board, which will be pro-rated for his first partial month of service. He will also be reimbursed for certain expenses incurred by him in connection with his service on the Board.

On August 19, 2025, the Board also appointed Bao Truong as a Class III director of the Board, effective immediately. Mr. Truong currently serves as a senior managing director of Centerbridge Partners, L.P. (“Centerbridge”) where he oversees investments in a range of sectors across the firm’s private equity and credit business. Mr. Truong will serve with a term expiring at the Company’s annual meeting of stockholders to be held in 2026, and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. Mr. Truong was appointed to the Transformation Committee of the Board, the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board.

As a Centerbridge employee, Mr. Truong will not receive compensation for service on the Board.

In connection with their appointments, the Company and each of Messrs. Weinsten and Truong have entered into the Company’s standard indemnification agreement for directors.

Messrs. Weinsten and Truong were nominated to the Board as designees of Centerbridge pursuant to the terms of the Stockholders Agreement, dated as of July 15, 2020, by and among the Company and the persons and entities listed on the schedules attached thereto (the “Stockholders Agreement”).

Except for any transactions involving Centerbridge described in the Company’s proxy statement relating to its 2025 annual meeting of stockholders, there are no transactions between the Company and Mr. Truong that would be required to be reported under Item 404(a) of Regulation S-K. With respect to Mr. Weinsten, there are no transactions between the Company and Mr. Weinsten that would be required to be reported under Item 404(a) of Regulation S-K.

Director Resignations

On August 19, 2025, Jeremy W. Gelber and Abhiraj Modi, members of the Board, resigned from the Board. Messrs. Gelber and Modi were nominated to the Board as designees of Centerbridge pursuant to the terms of the Stockholders Agreement. Their resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are included herewith:

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOHEALTH, INC.

Date:	August 19, 2025	By:	/s/ Brendan Shanahan
Brendan Shanahan Chief Financial Officer (Principal Financial Officer)